Exhibit 10.6

EXECUTION VERSION

AMENDED AND RESTATED

INDEMNIFICATION AGREEMENT

This AMENDED AND RESTATED INDEMNIFICATION AGREEMENT, dated as of May 21, 2014 (the “Agreement”), is among Brickman Parent L.P., a Delaware limited partnership (“Brickman LP”), Brickman GP, LLC, a Delaware limited liability company and the general partner of Brickman LP (“Brickman GP”), Brickman Acquisition Holdings, Inc. (f/k/a Garden Acquisition Holdings, Inc.), a Delaware corporation and a wholly owned subsidiary of Brickman LP (“Parent”), The Brickman Group Ltd. LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (the “Company,” and together with Brickman LP, Brickman GP and Parent, the “Company Entities”), Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership (“KKR”), and MSD Capital, L.P., a Delaware limited partnership (“MSD” and, collectively with KKR, the “Managers”). Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

RECITALS

A. The Company, Parent and Garden Merger Sub, LLC (“Garden Merger Sub”) entered into an Agreement and Plan of Merger, dated as of November 10, 2013, and amended by that certain First Amendment to Agreement and Plan of Merger dated as of November 22, 2013, pursuant to which Garden Merger Sub was merged with and into an Affiliate of the Company with the Company ultimately surviving the transaction (the “Blade Merger”).

B. In connection with the Blade Merger, an Affiliate of KKR (referred to herein as “NAXI”) entered into an equity commitment letter with Parent, pursuant to which it agreed to contribute or cause to be contributed a cash equity investment in Parent.

C. In connection with the Blade Merger, certain Affiliates of NAXI have entered into the Amended and Restated Limited Partnership Agreement of Brickman LP (the “Original Partnership Agreement”), dated as of December 18, 2013, setting forth certain agreements with respect to, among other things, the management of Brickman LP and transfers of its limited partnership interests in various circumstances.

D. In order to finance the Blade Merger and related transactions, KKR and certain of its Affiliates assisted Brickman LP in arranging to sell limited partnership interests to certain Affiliates of NAXI and certain co-investors (directly or indirectly through a passive investment vehicle) and assisted Brickman LP in arranging to sell limited partnership interests to certain employees of the Company and/or its subsidiaries in exchange for certain of their units of the Company (directly or indirectly through a passive investment vehicle) (the “Blade Equity Offering”).

E. In order to finance the Blade Merger, certain of Parent’s Subsidiaries entered into senior secured credit facilities (the “Blade Financing”), which Financing was facilitated and arranged with the assistance of KKR or its Affiliates.

F. In connection with the Blade Merger, the Company Entities and KKR entered into that certain Indemnification Agreement, dated as of December 18, 2013 (the “Original Agreement”).

G. This Agreement amends and restates in its entirety the Original Agreement.

H. The Company and Blade Merger Sub, Inc., a Delaware corporation (“Blade Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Viper Merger Agreement”), pursuant to which Blade Merger Sub is merged with and into ValleyCrest Holding Co., a Delaware corporation (“ValleyCrest”) with ValleyCrest surviving the merger as a wholly owned subsidiary of the Company (the “Viper Merger”).

I. In connection with the Viper Merger, certain Affiliates of MSD, among other persons, will enter into the Second Amended and Restated Limited Partnership Agreement of Brickman LP (the “Amended Partnership Agreement”), dated as of the date of the closing of the Viper Merger, setting forth certain agreements with respect to, among other things, the management of Brickman LP and transfers of its limited partnership interests in various circumstances, and amending and restating the Original Partnership Agreement.

J. In connection with the Viper Merger and related transactions, KKR and certain of its Affiliates assisted Brickman LP in arranging to sell limited partnership interests to certain Affiliates of MSD (directly or indirectly through a passive investment vehicle) and certain other persons in exchange for their shares of common stock of ValleyCrest (directly or indirectly through a passive investment vehicle) (the “Viper Equity Offering”), and MSD and certain of its Affiliates provided consulting and other services to ValleyCrest.

K. In order to finance the Viper Merger, certain of Parent’s Subsidiaries entered into agreements providing for incremental extensions of credit pursuant to the senior secured credit facilities entered into by Parent in connection with the Blade Merger (the “Viper Financing” and, together with the Blade Financing, the “Financings”), which Financing has been facilitated and arranged with the assistance of KKR or its Affiliates.

L. Members of the Company Group from time to time in the future may (i) offer and sell, or cause to be offered and sold, equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including (a) offerings of shares of capital stock of a member of the Company Group, and/or options to purchase such shares, to employees, directors and consultants of and to a member of the Company Group (any such offering, a “Management Offering”), and (b) one or more offerings of debt securities for the purpose of refinancing any indebtedness of a member of the Company Group or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities of a member of the Company Group or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of the Organizational Documents and any other applicable agreement, which offerings and/or Redemptions are expected to be arranged and facilitated through the services of the Managers or their respective Affiliates as provided herein and pursuant to the terms of that certain letter agreement between the Managers and Parent, dated as of the date hereof (the “Monitoring Agreement”).

M. The parties hereto recognize the possibility that claims might be made against and liabilities incurred by the Investor Parties or their respective related Persons or Affiliates, under applicable securities laws or otherwise in connection with the Transactions or the Securities Offerings, or relating to other actions or omissions of or by members of the Company Group or their Agents, or relating to the provision of financial advisory, investment banking, syndication, monitoring and management consulting services (the “Transaction Services”) to the Company Group by the Managers or their respective Affiliates, including under that certain letter agreement between KKR Capital Markets LLC and Parent, dated as of December 18, 2013 (the “Syndication Agreement”) and under the letter agreements between the Managers and the Company, dated as of the date of the Viper Merger (the “Transaction Fee Agreements”) and the parties hereto accordingly wish to provide for the Investor Parties and their respective related Persons and Affiliates to be indemnified in respect of any such claims and liabilities.

N. The parties hereto recognize that claims might be made against and liabilities incurred by directors, officers and managers of any member of the Company Group in connection with their acting in their respective capacities, and accordingly wish to provide for such directors, officers and managers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

O. The parties hereto recognize that the Company Group benefits from the portfolio company oversight provided by each Investor Party and the ability of each Investor Party to share internally portfolio company information. Brickman GP and the board of directors (or the equivalent governing body) of each of Parent and the Company have therefore consented to the Investor Directors sharing any information such Investor Directors receive from any member of the Company Group with officers, directors, members, employees and representatives of the Managers and their respective Affiliates (other than other portfolio companies) and to the internal use by the Managers and such Affiliates of any information received from any member of the Company Group, subject, however, to the Managers maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of members of the Company Group in violation of applicable law.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1. Definitions.

(a) “Affiliate” means, with respect to any Person, (i) any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person, (ii) any officer, director, general partner, limited partner or trustee of any such Person described in clause (i) or (ii). For these purposes, “Control”, including the correlative terms “Controlling”, “Controlled by” and “under common Control with”, of any Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise).

(b) “Agent” means present or past representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or other agents.

(c) “Capital Stock” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person (other than a corporation), and any and all warrants, options, or other rights to purchase or acquire any of the foregoing.

(d) “Change of Control” means (i) the sale of all or substantially all (i.e., at least 80%) of the assets (in one transaction or a series of related transactions) of Brickman LP or the Company (or any intermediary entity between such two entities) to any Person (or group of Persons acting in concert), other than to (x) NAXI or its Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by Brickman LP or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by Brickman LP; (ii) a merger, recapitalization or other sale (in one transaction or series of related transactions) by Brickman LP or any limited partner of Brickman LP or any of their respective Affiliates (which includes, for the avoidance of doubt, the Company), to a Person (or group of Persons acting in concert) of equity interests that results in any Person (or group of Persons acting in concert) (other than to (A) NAXI or its Affiliates or (B) any employee benefit plan (or trust forming a part thereof) maintained by Brickman LP or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by Brickman LP) owning more than 50% of the equity interests or voting power of Brickman LP (or any resulting company after a merger or the IPO Corporation (as such term is defined in the Amended Partnership Agreement)), the Company (or the equity securities of any resulting company after a merger or the IPO Corporation) or any intermediary entity between Brickman LP and the Company (or any resulting company after a merger); or (iii) any event described in either clause (i) or (ii) above, as applicable, which results in NAXI or its Affiliates ceasing to control Brickman

GP or otherwise hold the ability to elect a majority of the board of managers of Brickman GP or a majority of any of the boards of directors of the IPO Corporation, the Company or any intermediary entity between Brickman LP and the Company (or any resulting company after a merger), as applicable.

(e) “Claim” means, with respect to any Indemnitee, any claim by or against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.

(f) “Commission” means, collectively, the United States Securities and Exchange Commission, any similar governing body of a foreign jurisdiction, and any successor entity to the foregoing.

(g) “Company Director Indemnity” means any monitoring, stockholder, indemnification or other agreement the Investor Directors have entered into with any member of the Company Group providing for indemnification and for advancement of expenses for the Investor Directors in connection with their service as a director, manager or member of any member of the Company Group, and the Investor Directors may, in their capacities as directors, managers or members of any member of the Company Group, be indemnified and/or entitled to advancement of expenses under the certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement, any other organizational documents of, or any policies of insurance procured by, the applicable member of the Company Group.

(h) “Company Group” means Brickman LP, Brickman GP, Parent and any of their respective Subsidiaries or Affiliates (other than the Managers and their respective Affiliates to the extent such entities are Affiliates of Brickman LP, Brickman GP, Parent, the Company or any of their respective Subsidiaries or Affiliates solely as a result of an investment in Brickman LP, Brickman GP, Parent or the Company or any of their respective Subsidiaries), including, for the avoidance of doubt, the entities acquired (directly or indirectly) by Parent and the Company in connection with the Blade Merger and the Viper Merger, respectively.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j) “Expenses” means all attorneys’ fees, disbursements and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(k) “Indemnitee” means each of the Investor Parties and their respective Affiliates (other than members of the Company Group), their respective successors and assigns, and each of the Investor Parties and their respective Affiliates’ (including the members of the Company Group) directors, officers, managers, partners, members, employees, agents, advisors, consultants, representatives and Controlling Persons of each of them, or of their partners, members and Controlling Persons, and each other Person who is or becomes a director, officer or manager of any member of the Company Group, in each case irrespective of the capacity in which such Person acts.

(l) “Investor Directors” means executives of the Managers or their respective Affiliates who serve as directors, managers or members of any member of the Company Group, and other Persons (who are not executives or employees of the Managers or their respective Affiliates) who serve as directors, managers or members of any member of the Company Group as an appointee or designee of any Investor Party.

(m) “Investor Indemnification Agreements” means one or more certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement and any other organizational document, and insurance policies maintained by each of the Investor Parties providing for, among other things, indemnification of and advancement of expenses for the Investor Directors for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Agreement, any Related Document and the Company Director Indemnity.

(n) “Investor Indemnitors” means the Investor Parties and/or their respective Affiliates and Controlling Persons, in their capacity as indemnitors to the Investor Directors under the Investor Indemnification Agreements.

(o) “Investor Parties” means the Managers and their respective Affiliates (excluding, for purposes of this Agreement, any portfolio companies of the Managers unrelated to the operations of the Company Group).

(p) “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages (including punitive and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including interest, assessments and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

(q) “Organizational Documents” means the certificate of incorporation and bylaws (or other organizational documents of similar substance and purpose), as may be amended from time to time in accordance with the terms thereof, of any member of the Company Group.

(r) “Person” means an individual, corporation, limited liability company, limited or general partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

(s) “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(t) “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary, free-writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with any Securities Offering, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with any Redemption, or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.

(u) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(v) “Securities Offerings” means the Blade Equity Offering, the Viper Equity Offering, any Management Offering and any Subsequent Offering.

(w) “Subsidiary” means (i) any corporation or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by Brickman LP or any direct or indirect Subsidiary of Brickman LP or (ii) a partnership in which Brickman LP or any direct or indirect Subsidiary is a general partner.

(x) “Transactions” means the Blade Merger, the Viper Merger, the Blade Equity Offering, the Viper Equity Offering, the Financings and transactions for which Transaction Services are provided.

(y) “Transaction Document” means any of the Viper Merger Agreement and the Amended Partnership Agreement.

(z) “Transaction Services” has the meaning set forth in the Recitals to this Agreement.

(aa) “Unpaid Director Indemnity Amounts” means the amount that the Indemnifying Party fails to indemnify or advance to an Investor Director as required or contemplated by this Agreement, any Related Document or any Company Director Indemnity.

2. Indemnification.

(a) Each member of the Company Group (each an “Indemnifying Party” and collectively the “Indemnifying Parties”), jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

(i) from and against any and all Obligations, whether incurred by such Indemnitee with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Exchange Act or any other applicable securities or other laws in connection with any Securities Offering, the Financings, any Related Document or any of the transactions contemplated thereby (including, for the avoidance of doubt, indemnification from the Company in respect of any franchise taxes incurred by Parent), (B) any other action or failure to act by any member of the Company Group (or any of their Agents) or any of their predecessors, whether such action or failure has occurred or is yet to occur or any obligation of any member of the Company Group or any of their predecessors or any such Agent, or (C) the performance by the Managers or their respective Affiliates of Transaction Services for any member of the Company Group (whether performed prior to the date hereof or hereafter, pursuant to the Monitoring Agreement, the Syndication Agreement, the Transaction Fee Agreements or otherwise); provided, that indemnification is not available if such Indemnitee is guilty of fraud, a willful breach of this Agreement or a willful illegal act and other than with respect to any

Obligations of an Indemnitee arising out of any Transaction Document, to the extent that (x) such Indemnitee is a direct party to such Transaction Document, (y) such Obligation(s) arise due to any breach of such Transaction Document by such Indemnitee and (z) the underlying claim or dispute relating to such breach of the Transaction Document by such Indemnitee was properly made under the terms of such Transaction Document;

(ii) to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of organization of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of organization of such Indemnifying Party), from and against any and all Obligations whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director, officer or manager of any member of the Company Group or is or was serving at the request of such entity as a director, officer, manager, member, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director, officer or manager of any member of the Company Group; and

(iii) to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of organization of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of organization of such Indemnifying Party), who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including (i) any action by or in the right of, or relating to, the Company Group and (ii) any past, current or future litigation relating to the Transactions or its equity ownership in the Company Group), by reason of any actions or omissions or alleged acts or omissions arising out of such Indemnitee’s activities either on behalf of the Company Group or in furtherance of the interests of the Company Group or arising out of or in connection with its purchase and/or ownership of equity interests in the Company Group or its involvement in the Transactions, from and against any and all Obligations, in each case except for claims that may be made by members of the Company Group under the Viper Merger Agreement; provided, that indemnification is not available if such Indemnitee is guilty of fraud, a willful breach of this Agreement or a willful illegal act and other than with respect to any Obligations of an Indemnitee arising out of any Transaction Document, to the extent that (x) such

Indemnitee is a direct party to such Transaction Document, (y) such Obligation(s) arise due to any breach of such Transaction Document by such Indemnitee and (z) the underlying claim or dispute relating to such breach of the Transaction Document by such Indemnitee was properly made under the terms of such Transaction Document;

in each case including any and all fees, costs and Expenses (including fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement, the Monitoring Agreement, the Syndication Agreement, the Transaction Fee Agreements or any Related Document.

(b) Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document, in each case except pursuant to the Viper Merger Agreement, or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Indemnifying Parties, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

(c) Without limiting the foregoing, in the event that any Proceeding is initiated by an Indemnitee or any member of the Company Group to enforce or interpret this Agreement or any rights of such Indemnitee to indemnification or advancement of expenses (or related Obligations of such Indemnitee) under any member of the Company Group’s certificate of incorporation or bylaws (or similar organizational documents), any other agreement to which such Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the law of incorporation or formation of any member of the Company Group or any other applicable law or any liability insurance policy, the Indemnifying Parties shall indemnify such Indemnitee against all costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the court presiding over such Proceeding determines that material assertions made by such Indemnitee in such proceeding were in bad faith.

(d) (i) Each of the Company Entities acknowledges and agrees that the obligations of the Indemnifying Parties under this Agreement, any Related Document or any Company Director Indemnity to indemnify or advance expenses to any Investor Director for the matters covered thereby shall be the primary source of indemnification and advancement of such Investor Director in connection therewith, and any obligation on the part of any Investor Indemnitor under any Investor Indemnification Agreement to indemnify or advance expenses to such Investor Director shall be secondary to the Indemnifying Party’s obligation and shall be reduced by any amount that the Investor Director may collect as indemnification or advancement from the Indemnifying Party. In the event that the Indemnifying Party fails to indemnify or advance expenses to an Investor Director as required or contemplated by this Agreement, any Related Document or any Company Director Indemnity, and any Investor Indemnitor makes any payment to such Investor Director in respect of indemnification or advancement of expenses under any Investor Indemnification Agreement on account of such Unpaid Director Indemnity Amounts, such Investor Indemnitor shall be subrogated to the rights of such Investor Director under this Agreement, any Related Document or any Company Director Indemnity, as the case may be, in respect of such Unpaid Director Indemnity Amounts.

(ii) Each of the Company Entities, each as an Indemnifying Party from time to time, agrees that, to the fullest extent permitted by applicable law (A) its obligation to indemnify any Indemnitee under this Agreement, any Related Documents or any Company Director Indemnity shall include any amounts expended by any Investor Indemnitor under the Investor Indemnification Agreements in respect of indemnification or advancement of expenses to any Investor Director in connection with litigation or other proceedings involving his or her service as a director of any member of the Company Group to the extent such amounts expended by such Investor Indemnitor are on account of any Unpaid Director Indemnity Amounts and (B) it shall not be entitled to contribution or indemnification from, or subrogation against, any Investor Indemnitor in respect of amounts expended by it to indemnify or advance expenses to any Investor Director under this Agreement, any Related Documents or any Company Director Indemnity.

(e) The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise, provided that (i) to the extent that any Indemnitee is entitled to be indemnified by any Company Entity and by any other Indemnitee or any insurer under a policy procured by any Indemnitee, the obligations of the Company Entity hereunder shall be primary and the obligations of such other Indemnitee or insurer secondary, and (ii) none of the Company Entities shall be entitled to contribution or indemnification from or subrogation against such other Indemnitee or insurer.

3. Contribution.

(a) If for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to any Transaction or any Securities Offering, the relative benefits received by each member of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(b) If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(c) For purposes of Section 3(a), the relative fault of each member of the Company Group and their Agents, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each of the members of the Company Group and their Agents, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group and their Agents, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law. For purposes of Section 3(a) or 3(b), the relative benefits received by each member of the Company Group and their Agents, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering.

(d) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. No Indemnifying Party shall be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances such Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4. Indemnification Procedures.

(a) Whenever any Indemnitee shall have actual knowledge of the assertion of a Claim against it, such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim; provided the failure or delay of such Indemnitee to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Notice of Claim shall specify all material facts known to such Indemnitee relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if such Indemnitee has knowledge of such amount or a reasonable basis for making such an estimate. The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to such Indemnitee, subject to the right of such Indemnitee to undertake such defense as hereinafter provided. An Indemnitee may participate in such defense with counsel of such Indemnitee’s choosing at the expense of the Indemnifying Parties. In the event that the Indemnifying Parties do not undertake the defense of the Claim within a reasonable time after such Indemnitee has given the Notice of Claim, or in the event that such Indemnitee shall in good faith determine that the defense of any claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee (including Claims brought by or on behalf of any member of the Company Group), such Indemnitee may, at the expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any

Claim against an Indemnitee, no Indemnifying Party shall, except with the prior written consent of such Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection with such matters. The Indemnifying Parties shall not be obligated to indemnify an Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior written consent of Parent (on behalf of all Indemnifying Parties), which shall not be unreasonably withheld. In each case, each Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of such Indemnitee, as the case may be, and persons needed as witnesses who are employed by such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b) An Indemnitee shall notify the Indemnifying Parties in writing of the amount requested for advances (“Notice of Advances”). The Indemnifying Parties hereby agree to advance reasonable costs and Expenses incurred by any Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by an Indemnitee other than a Proceeding pursuant to Section 2(c)) in advance of the final disposition of such Claim without regard to whether such Indemnitee will ultimately be entitled to be indemnified for such costs and expenses upon receipt of an undertaking by or on behalf of such Indemnitee to repay amounts so advanced if it shall ultimately be determined in a decision of a court of competent jurisdiction from which no appeal can be taken that such Indemnitee is not entitled to be indemnified by the Indemnifying Parties as authorized by this Agreement. The Indemnifying Parties shall make payment of such advances no later than 10 days after the receipt of the Notice of Advances.

(c) An Indemnitee shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by such Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by such Indemnitee shall bear simple interest at the rate equal to the JPMorgan Chase Bank, N.A. prime rate as of the date of such payment plus 2% per annum, from the date the Indemnifying Parties receive the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to such Indemnitee. The Indemnifying Parties shall make indemnification payments to such Indemnitee no later than 30 days after receipt of the Notice of Payment.

(d) Independent Legal Counsel. If there has not been a Change in Control, independent legal counsel shall be selected by the board of directors of Parent and approved by such Indemnitee (which approval shall not be unreasonably withheld or delayed) unless the Claim is not against an Indemnitee that is an Affiliate of KKR, in which case legal counsel shall be selected by the Indemnitee against whom such Claim is made and approved by the board of directors of Parent (which approval shall not be unreasonably withheld or delayed). If there has been a Change in Control, independent legal counsel shall be selected by such Indemnitee and approved by Parent (which approval shall not be unreasonably withheld or delayed). The Indemnifying Parties shall pay the fees and expenses of such independent legal counsel and indemnify such independent legal counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to its engagement.

5. Certain Covenants.

(a) The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement and, to the extent applicable, subject to Section 2(d). The rights of each Indemnitee and the obligations of the Indemnifying Parties hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following the Transactions, each of the Company Entities, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law (or similar organizational document) provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including a provision of its certificate of incorporation (or similar organizational document) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. So long as Parent or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such Person, the Indemnifying Parties shall ensure that each Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide such Indemnitee the same rights and benefits as are accorded to the most favorably insured of Parent’s and the Company Group’s then current directors and officers.

(b) Each of Brickman LP, Parent and the Company hereby agrees that it will not amend (and will cause each other member of the Company Group not to amend) any Company Director Indemnity as in effect on the date hereof to alter the rights of any Investor Director in any manner that would alter any Investor Director’s rights with respect to conduct pre-dating the date of any such amendment without the consent of the Managers.

6. This amendment and restatement of the Original Agreement shall become effective upon the occurrence of the Viper Merger; if the Viper Merger Agreement terminates without the occurrence of the Viper Merger, this amendment and restatement shall not become effective.

7. Notices. All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), telecopier, overnight courier or hand delivery, as follows:

(a) If to Brickman LP, to:

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th St., Suite 4200

New York, New York 10019

Attention: David Sorkin, Esq.

Facsimile: (212) 750-0003

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Gary I. Horowitz, Esq.

Fax: (212) 455-2502

(b) If to any other member of the Company Group:

Brickman Acquisition Holdings, Inc.

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street, Suite 4200

New York, New York 10019

Facsimile: (212) 750-0003

Attn: David Sorkin, Esq.

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Gary I. Horowitz, Esq.

Fax: (212) 455-2502

(c) If to the Managers, to:

Kohlberg Kravis Roberts & Co. L.P.

9 West 57th St., Suite 4200

New York, New York 10019

Attention: David Sorkin, Esq.

Facsimile: (212) 750-0003

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Gary I. Horowitz, Esq.

Fax: (212) 455-2502

- and -

MSD Capital, L.P.

645 Fifth Avenue, 21st Floor

New York, NY 10022

Attention: Marcello Liguori, Esq.

Facsimile: (212) 303-1772

with a copy (which shall not constitute notice) to:

Kaye Scholer LLP

prior to October 1, 2014

425 Park Avenue

New York, NY 10022

after September 30, 2014

250 West 55th Street

New York, New York 10019

Attention: Joel I. Greenberg, Esq.

Rory A. Greiss, Esq.

Fax: (212) 836-8689

or to such other address or such other person as the Company Entities or the Manager shall have designated by notice to the other parties hereto. All communications hereunder shall be effective upon receipt by the party to which they are addressed.

8. Governing Law; Jurisdiction, Waiver of Jury Trial. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in any court of the State of New York or Federal District Court for the Southern District of New York located in the City, County and State of New York (each, a “New York Court”), (b) waives, to the fullest extent that it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in a New York Court, and any claim that any such action or proceeding brought in a New York Court has been brought in an inconvenient forum, (c) submits to the non-exclusive jurisdiction of any New York Court in any suit, action or proceeding and (d) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. With respect to clause (d) of the immediately preceding sentence, each of the parties hereto acknowledges and certifies that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the waiver contained therein, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver voluntarily and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 8. No Indemnifying Party shall seek any order of a court or other governmental authority that would prohibit or otherwise interfere with the performance of any of the Indemnifying Parties’ advancement, indemnification and other obligations under this Agreement.

9. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

10. Successors; Binding Effect. Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to the Managers and their counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by Parent, Brickman LP or the Company without the prior written consent of the Managers.

11. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or remedy hereunder upon any Person other than (i) each of the parties hereto and their respective successors and permitted assigns and (ii) each other Indemnitee and, with respect to the provisions of Section 5(b), the Investor Directors, all of whom are intended to be third party beneficiaries thereof. No amendment, modification, supplement or discharge of this

Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. Subject to Section 2(d) hereof, the rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

12. Information. Each of Brickman LP, Parent and the Company hereby consents to the Investor Directors sharing any information such Investor Directors receive from any member of the Company Group with officers, directors, members, employees and representatives of the Managers and their respective Affiliates (other than other portfolio companies) and to the internal use by the Managers and their respective Affiliates of any information received from any member of the Company Group, subject, however, to the Managers maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of any member of the Company Group in violation of applicable law.

[Signature Pages Follow]

IN WTINESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By: KKR Management Holdings L.P., its General Partner

By: KKR Management Holdings Corp., its General Partner

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Vice President

[Indemnification Agreement]

MSD CAPITAL, L.P.

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Authorized Signatory

[Indemnification Agreement]

BRICKMAN PARENT L.P.

By: Brickman GP, LLC, its general partner

By:	/s/ Max V. Alper
Name:	Max V. Alper
Title:	Vice President

[Indemnification Agreement]

BRICKMAN ACQUISTION HOLDINGS, INC.

By:	/s/ Max V. Alper
Name:	Max V. Alper
Title:	Vice President

[Indemnification Agreement]

BRICKMAN GP, LLC

By:	KKR Brickman Aggregator L.P., its managing member

By:	KKR Brickman Aggregator GP LLC, its general partner

By:	/s/ Max V. Alper
Name:	Max V. Alper
Title:	Vice President

[Indemnification Agreement]